Exhibit 10.2(p)

                     RULES OF GENERAL APPLICATION UNDER THE
                           CYTEC INDUSTRIES INC. 1993
                         STOCK AWARD AND INCENTIVE PLAN
                               (Adopted 2/9/2006)


Rule 4.   This  Rule  applies  to stock  options  granted  to  employees  of the
Corporation and its subsidiaries by, or under the authority of, the Compensation and Management Development Committee (the "Committee").

     The provision in certain options which states that the last date on which the option may be exercised after the termination of employment by reason of death, disability or retirement on or after age 55 with ten or more years of service shall be "until one year after the last date on which any options granted to you by the Company, which are not subsequently cancelled, become fully exercisable" shall be interpreted to mean "until one year after the last date on which any options or SARs granted to you by the Company, which are not subsequently cancelled, become fully exercisable."

This Rule does not apply options granted on or after February 9, 2006.